EXHIBIT 21.1





 List of Subsidiaries

    All subsidiaries of StiIwell listed below are included in the consolidated financial statements unless otherwise indicated.

                                                                 State or other
                                                  Percentage    Jurisdiction of
                                                     of        Incorporation or
                                                  Ownership       Organization
                                                  ----------   -----------------
Animal Resources Inc. (1)                            49%         Missouri
Berger LLC (3)                                       87          Nevada
Berger/Bay Isle LLC*(2)                              50          Delaware
Berger Distributors, LLC (4)                         100         Colorado
DST Systems, Inc. *                                  33          Missouri
Fountain Investments, Inc.                           100         Missouri
Fountain Investments UK                              100         United Kingdom
Janus Capital Corporation                            83          Colorado
Janus Capital International, Ltd. (5)                100         Colorado
Janus Capital Trust Manager Limited (5)              100         Ireland
Janus Institutional Services, Inc. (5)               100         Colorado
Janus International (Asia) Ltd. (5)                  100         Hong Kong
Janus International Limited (5)                      100         England & Wales
Janus International Holding Company (5)              100         Nevada
Janus Distributors, Inc. (5)                         100         Colorado
Janus Properties LLC (5)                             100         Colorado
Janus Service Corporation (5)                        100         Colorado
Joseph Nelson Limited (6)                            100         United Kingdom
Martec Pharmaceutical, lnc.*(1)                      49          Delaware
Nelson Investment Planning Limited (7)               100         United Kingdom
Nelson Investment Management Limited (6)             100         United Kingdom
Nelson Money Managers plc (8)                        80          United Kingdom
PVI, Inc.                                            100         Delaware
Stilwell Management, Inc.                            100         Delaware
Stilwell UK Limited                                  100         United Kingdom
Taproot Limited (6)                                  100         United Kingdom

*Unconsolidated Affiliate, Accounted for Using the Equity Method

(1)      Subsidiary of PVI, Inc.
(2)      Unconsolidated Affiliate of Berger LLC.
(3) Subsidiary of Stilwell Management, Inc. Berger LLC is the successor to the operating assets and business of Berger Associates, Inc. as of September 30, 1999.
(4) Subsidiary of Berger LLC. Berger Distributors, LLC converted from a Colorado corporation to a Colorado limited liability company as of September 30, 1999.
(5)      Subsidiary of Janus Capital Corporation
(6)      Subsidiary of Nelson Money Managers plc
(7)      Subsidiary of Joseph Nelson Limited
(8)      Subsidiary of Stilwell UK Limited